UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCCIDENTAL PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

OCCIDENTAL PETROLEUM CORPORATION
5 Greenway Plaza, Suite 110
Houston, Texas 77046

Supplement to the Proxy Statement
for the 2020 Annual Meeting of Shareholders
to be held Friday, May 29, 2020

This supplement, dated April 28, 2020 (the “Supplement”), supplements the definitive proxy statement of Occidental Petroleum Corporation, a Delaware corporation (“Occidental”), dated April 17, 2020 (the “Proxy Statement”), and is furnished to Occidental’s shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Occidental for Occidental’s 2020 Annual Meeting of Shareholders to be held on Friday, May 29, 2020, or any postponement or adjournment thereof (the “2020 Annual Meeting”). This Supplement is being filed with the U.S. Securities and Exchange Commission and is first being made available to Occidental’s shareholders on or about April 28, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates, and to the extent inconsistent therewith, supersedes, the disclosure in the Proxy Statement to reflect that the New York Stock Exchange (“NYSE”) notified Occidental on April 23, 2020 of its determination that Proposal 6 of the Proxy Statement, which seeks shareholder approval of an amendment to Occidental’s restated certificate of incorporation, as amended, to increase the number of authorized shares of Occidental’s common stock from 1,100,000,000 to 1,500,000,000 (“Proposal 6”), is a “routine” matter, eligible for discretionary voting by brokers and other nominees under the NYSE rules.

Pursuant to the NYSE rules, if you hold your shares through a broker or other nominee (i.e. in “street name”) and do not instruct such broker or other nominee on how to vote your shares, your broker or other nominee is not permitted to vote your shares in its discretion on “non-routine” matters as determined by the NYSE but is permitted to vote your shares in its discretion on “routine” matters as determined by the NYSE.

Accordingly, if your shares are held in street name and you do not submit voting instructions, under NYSE rules, your broker or other nominee can vote your shares on Proposal 6. A majority of the shares of Occidental’s common stock outstanding and entitled to vote must vote “FOR” Proposal 6 for it to be approved. Abstentions have the same effect as votes “AGAINST” the proposal.

The first paragraph of the subsection titled “What Happens If I Hold Shares In Street Name And Do Not Submit Voting Instructions? What Is A Broker Non-Vote?” in the section titled “Questions And Answers About The Annual Meeting And Voting” on page 15 of the Proxy Statement is hereby revised in its entirety to read as follows:

If your shares are held in street name and you do not submit voting instructions, under NYSE rules, your broker can vote your shares on Proposal 3, with respect to the ratification of the selection of the independent auditor, and Proposal 6, with respect to the amendment of Occidental’s Charter to increase the number of authorized shares of Occidental’s common stock, but not with respect to the other proposals recommended to be adopted by the Board.

In addition, the second sentence under the heading “Broker Votes” on page 101 of the Proxy Statement is hereby revised in its entirety to read as follows:

If your broker does not have discretion and you do not give the broker instructions, this will result in a broker non-vote, which will have no effect on the vote, other than with respect to Proposals 7 and 8, for which any broker non-votes will have the same effect as votes cast “AGAINST” each such proposal.

Except to the extent described in this Supplement, none of the items or information contained in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the 2020 Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement in their entirety.